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                                                                   Exhibit 10.32

                 S T 0 C K  P U R C H A S E  A G R E E M E N T


                 This Stock Purchase Agreement ("Agreement") effective as of May 7, 1992, is entered into by and between ELI LILLY AND COMPANY, an Indiana corporation, ("LILLY"), and THE SALK INSTITUTE BIOTECHNOLOGY/INDUSTRIAL ASSOCIATES, INC., a Delaware corporation ("SIBIA").

                 WHEREAS, LILLY desires to make an equity investment in SIBIA by means of the purchase of SIBIA Series A Common Stock from SIBIA; and

                 WHEREAS, SIBIA is willing to sell SIBIA Series A Common Stock to LILLY for investment purposes.

                 NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:


                           ARTICLE I - SALE OF SHARES

                 1.1 Subject to the terms and conditions hereof, on the Closing Date, SIBIA will issue and sell to LILLY, and LILLY will acquire from SIBIA, One Hundred Seventeen Thousand Six Hundred Forty Seven (117,647) shares of SIBIA Series A Common Stock at a purchase price of approximately Thirty Four Dollars ($34.000017) per share, for a total acquisition cost of Four Million Dollars ($4,000,000).

                 1.2 All of the shares of Series A Common Stock acquired by LILLY are herein sometimes referred to as the "Shares."

                 1.3 It is acknowledged that LILLY may desire to effect this purchase and sale transaction through a wholly owned U.S. subsidiary to be named by LILLY. In such event, the term "LILLY", as used herein, shall also refer to the appointed U.S. subsidiary of LILLY.


                              ARTICLE II - CLOSING

                 2.1 Closing. The closing of the acquisition of the shares hereunder (the "Closing") shall be held at the office of SIBIA, located at 505 Coast Boulevard, South, La Jolla, California at 11:00 a.m. on May 7 1992, or at such other





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time and place to which LILLY and SIBIA may agree (the "Closing Date").

                 2.2 Delivery of Shares and Payment. At the Closing, SIBIA shall deliver to LILLY a certificate registered in the name of LILLY representing 117,647 shares of SIBIA Series A Common Stock in exchange for the payment of the purchase price to SIBIA by LILLY in the amount of Four Million Dollars ($4,000,000) by check drawn on a U.S. bank, or by wire transfer.


                     ARTICLE III - DISCLOSURE OF AGREEMENT

                 Except as required by law, neither SIBIA nor LILLY shall release any information to any third person with respect to the existence or terms of this Agreement without the prior written consent of the other. Consent for the release of information pertaining to the existence and general nature of this Agreement will not be unreasonably withheld.

                 If either party determines a release of such information is required by law, it shall notify the other in writing at least thirty (30) days before the time of release. The notice shall include the exact text of the release and time and manner of the release. If requested, the party required to release information shall furnish to the other an opinion of counsel that the release of said information is required by law. At the other party's request and before release, the party required to release information shall consult with the other party on the text of the proposed release.

                 The text of a press release to be issued by SIBIA upon the execution of this Agreement is attached as Exhibit B, and is made part of this Agreement.


                  ARTICLE IV - REPRESENTATIONS AND WARRANTIES

                 4.1 Representations and Warranties of LILLY. LILLY represents and warrants as follows:

                          (a)     LILLY is a corporation duly organized and
existing under and by virtue of the laws of the State of Indiana and is in good standing under such laws. LILLY has all requisite corporate power to own and operate its properties and assets, to carry on its business as it is presently conducted, and to enter into and carry out the provisions of this Agreement and the transactions contemplated hereby.





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                          (b)     All corporate action on the part of LILLY,
its officers, directors and shareholders necessary for the acquisition of the Shares pursuant hereto and the performance of LILLY's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement is a valid and binding obligation of LILLY enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting enforcement of creditors' rights.

                          (c)     There are no actions, proceedings or
investigations pending or, to the best of LILLY's knowledge and belief, any basis therefor or threat thereof, against or affecting LILLY which, either singularly or in the aggregate, might result in any material impairment of the right or ability of LILLY to carry on its business as now conducted or as proposed to be conducted, and none which questions the validity of this Agreement or any action taken or to be taken in connection herewith.

                          (d)     All consents, approvals, orders,
authorizations, registrations, qualifications, designations, declarations or filings of or with any federal or state governmental authority on the part of LILLY required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to and be effective as of the Closing.

                 4.2 Representations and Warranties of SIBIA. SIBIA represents and warrants as follows:

                          (a)     SIBIA is a corporation duly organized and
existing under and by virtue of the laws of the State of Delaware and is in good standing under such laws. SIBIA has all requisite corporate power to own and operate its properties and assets, to carry on its business as it is presently conducted, and to enter into and carry out the provisions of this Agreement and the transactions contemplated hereby.

                          (b)     All corporate action on the part of SIBIA,
its officers, directors and shareholders necessary for the sale and issuance of the Shares pursuant hereto and the performance of SIBIA's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement is a valid and binding obligation of SIBIA enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting enforcement of creditors' rights.





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                          (c)     The authorized capital stock of SIBIA is
3,600,000 shares of Series A Common Stock, of which 1,563,731 shares are issued and outstanding, 814,026 shares held by The Salk Institute for Biological Studies, 419,871 shares held by Skandigen AB, and 329,834 shares held by former shareholders of Protease Corporation. Of the authorized Series A Common Stock, 330,000 shares are currently reserved for issuance from time to time to directors, officers, employees and consultants of SIBIA under SIBIA's 1992 Stock Option and Restricted Stock Plan, of which 299,850 shares are subject to unexercised options which have been granted, And 238,400 Series A Common shares are also reserved for issuance in the event of conversion of Series B Preferred shares by the holders thereof. Also authorized are 600,000 shares of Series B Common Stock, of which no shares are issued and outstanding; 2,500,000 shares of Series A Preferred Stock, of which no shares are issued and outstanding; and 600,000 shares of Series B Preferred Stock, 300,000 shares of which were reserved for issuance from time to time to directors, officers, employees and consultants of SIBIA under SIBIA's 1981 Employee and Consultant Stock Option Plans, of which 238,400 shares have been issued or are subject to unexercised options which have been granted.

                                  SIBIA has not entered and will not enter into
any agreements and has not made nor will it make any commitments, relating to the issuance of any of said stock, prior to the Closing, other than that Stock Purchase and Stockholders Agreement among Phillips Petroleum Company, The Salk Institute for Biological Studies, Skandigen AB and SIBIA, dated as of April 11, 1988, and that Stockholders Agreement among SIBIA, Phillips Petroleum Company, The Salk Institute for Biological Studies, Skandigen AB and the stockholders of Protease Corporation, dated as of October 1, 1991.

                          (d)     Except as may be disclosed in Exhibit A,
there are no actions, proceedings or investigations pending or, to the best of SIBIA's knowledge and belief, any basis therefor or threat thereof, against or affecting SIBIA which, either singularly or in the aggregate, might result in any material adverse change in the business, prospects, condition, affairs or operations of SIBIA or in any of its properties or assets, or in any material impairment of the right or ability of SIBIA to carry on its business as now conducted or as proposed to be conducted, and none which questions the validity of this Agreement or any action taken or to be taken in connection herewith. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to SIBIA) involving the prior employment of any of SIBIA's employees, use in connection with SIBIA's business of any information or techniques allegedly





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proprietary to any former employers of SIBIA's employees, or obligations of
SIBIA's employees under any agreements with their prior employers.

                          (e)     The Shares to be acquired pursuant to this
Agreement by LILLY, when issued, sold and delivered in accordance with the terms and for the consideration expressed herein, shall be duly and validly issued, fully paid and nonassessable, and will be free and clear of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws, or under the terms of this Agreement, or as otherwise imposed at the time a transfer is proposed.

                          (f)     All consents, approvals, orders,
authorizations, registrations, qualifications, designations, declarations, or filings of or with any federal or state governmental authority on the part of SIBIA required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to and be effective as of the Closing.

                          (g)     The execution, delivery and performance of
this Agreement will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of SIBIA's Articles of Incorporation or By-laws;
(ii) any provision of any judgment, decree or order to which SIBIA is a party or by which it is bound; (iii) any material contract, obligation or commitment to which SIBIA is a party or by which it is bound; or (iv) to SIBIA's knowledge, any statute, rule or governmental regulation applicable to SIBIA. In addition, to SIBIA's knowledge, it is not currently in violation of any of the foregoing.

                          (h)     SIBIA has provided to LILLY audited financial
statements (balance sheet, statement of operations and statement of cash flows) of SIBIA as of and for the year ending December 31, 1991, together with the accompanying notes and reports of Deloitte and Touche ("Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly represent the financial position of SIBIA as of the date thereof. Except as may be disclosed in Exhibit A, since the date of the Financial Statements there has not been:

                                  (i)      any change in the assets,
                          liabilities, financial condition, operating results or business of SIBIA (as such business is presently conducted





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                          and as it is proposed to be conducted) from that
                          reflected in the Financial Statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse; or

                                  (ii)     to SIBIA's knowledge, any other
                          event or condition of any character which might materially and adversely affect the assets, financial condition, operating results or business of SIBIA (as such business is presently conducted and as it is proposed to be conducted) from that reflected in the Financial Statements.

                          (i)     SIBIA has sufficient title and ownership of
all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes necessary for its business ("Proprietary Rights") as now conducted and as proposed to be conducted without any known conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to SIBIA's Proprietary Rights, nor is SIBIA bound by or a party to any options, licenses or agreements of any kind with respect to proprietary rights of any other person or entity, which prevent SIBIA from carrying out its business as it is now conducted and as it is proposed to be conducted. Except as may be disclosed in Exhibit A, SIBIA has not received any communication alleging that SIBIA has violated or, by conducting its business as proposed, would violate the proprietary rights of others.

                          (j)     SIBIA believes it has provided LILLY with all
information that LILLY has requested for deciding whether to purchase the Shares and all information reasonably necessary to enable LILLY to make such decision. Neither this Agreement nor any other statements or certificates made or delivered in connection herewith contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements not misleading.


                      ARTICLE V - RIGHTS OF FIRST REFUSAL

                 5.1 Right of First Refusal Upon New Issues. SIBIA hereby grants to LILLY the right of first refusal to purchase, pro rata together with the other two major shareholders of SIBIA, The Salk Institute for Biological Studies ("SALK") and Skandigen AB ("SKANDIGEN"), (hereinafter, Lilly, Salk and Skandigen shall be collectively referred to as the "Major Shareholders"), all (or





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any part) of the New Securities (as defined in this Section 5.1) that SIBIA may, from time to time, propose to sell and issue. However, the parties recognize that SIBIA is an independent entity and that its Board of Directors may recommend to the Major Shareholders that it is in the best interest of SIBIA to permit other corporations to become shareholders of SIBIA in order to facilitate arrangements which would make available the technical and/or marketing expertise of such corporations. In such a situation, LILLY shall, for the benefit of SIBIA and for its own benefit as a shareholder of SIBIA, refrain from exercising its right of first refusal to the extent reasonable and appropriate; provided, however, Lilly shall not be required to refrain from exercising such right unless Salk and Skandigen are also required to refrain from exercising their rights of first refusal to the same extent as Lilly.
Each Major Shareholder's pro rata share, for purposes of this right of first refusal, is the ratio of the number of shares of Series A Common Stock held by each of them (exclusive of any unexercised option(s) to purchase Series A Common Stock) to the total number of shares of Series A Common Stock issued and outstanding. This right of first refusal shall be subject to the following provisions:

                          (a)     "New Securities" shall mean any Common Stock
or Preferred Stock of SIBIA, or any series thereof, whether now authorized or not, and rights, options or warrants to purchase said Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into said Common Stock or Preferred Stock; provided, however, that "New Securities" does not include (i) Series B Preferred Stock issued to key employees or consultants of SIBIA under SIBIA's 1981 Employee and Consultant Stock Option Plans; (ii) securities offered to the public pursuant to a Registration Statement filed under the Securities Act of 1933 ("the 1933 Act");
(iii) securities issued pursuant to the acquisition of another corporation by SIBIA by merger, purchase of substantially all of the assets, or other reorganization whereby SIBIA owns not less than 51% of the voting power of such corporation; (iv) shares of SIBIA's Common Stock or Preferred Stock (or related options) issued to directors, officers, employees and/or consultants of SIBIA pursuant to any stock offering, plan or arrangement adopted for such individuals and approved by the Board of Directors of SIBIA; (v) shares of SIBIA Common Stock or Preferred Stock issued in connection with any stock split, stock dividend, or recapitalization by SIBIA.

                          (b)     In the event that SIBIA proposes to undertake
an issuance of New Securities, it shall give the Major Shareholders written notice of its intention, describing the type of New Securities, the price, and the general terms upon which





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SIBIA proposes to issue the same.  LILLY shall have 30 days from the date of receipt of any such notice to agree to purchase its pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to SIBIA and stating therein the quantity of New Securities to be purchased. Each of the Major Shareholders shall have a right of overallotment such that if any of the Major Shareholders should fail to exercise or fail to exercise in full its right hereunder to purchase its pro rata portion of New Securities, the others may purchase the portion not purchased on a pro rata basis, within 30 days from the date such nonpurchaser fails to exercise its right to purchase its pro rata share of New Securities.

                          (c)     In the event that the Major Shareholders fail
to exercise in full the right of first refusal within said 30 plus 30 day period, SIBIA shall have 120 days thereafter to sell to other parties (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 120 days from the date of said agreement) the New Securities respecting which the rights of any of the Major Shareholders were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in SIBIA's prior notice to the Major Shareholders. In the event SIBIA has not sold the New Securities within said 120 day period (or sold and issued New Securities in accordance with the foregoing within 120 days from the date of said agreement), SIBIA shall not thereafter issue or sell any New Securities without again offering such securities to the Major Shareholders in the manner provided above.

                          (d)     The right of first refusal granted under this
Agreement shall expire upon the first sale of Common Stock of SIBIA to the public that is effective pursuant to a Registration Statement filed with, and declared effective by, the Securities and Exchange Commission under the 1933 Act, covering the offer and sale of Common Stock with an aggregate offering price to the public of not less than US $5,000,000.

                          (e)     This right of first refusal is nonassignable
except to any parent or subsidiary of LILLY or to any successor to the business of LILLY.

                 5.2 Right of First Refusal Upon Transfer of Shares. It is hereby agreed among the parties hereto that, except as otherwise provided herein, before there can be a valid sale or transfer for consideration of any of the Shares to any other party (the term "Shares" as used in this Section 5.2 shall include all shares, of whatever class, of SIBIA) by LILLY, LILLY shall first offer the Shares to SIBIA, which (subject to





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subsection (d) below) can purchase all or part of the Shares, and then to the other Major Shareholders, in the following manner:

                          (a)     LILLY shall deliver a notice in writing by
mail or otherwise to SIBIA and the other Major Shareholders stating the price, terms and conditions of such proposed sale or transfer and the identity of the proposed buyer, the number of shares to be sold or transferred, and its intention so to sell or transfer such Shares. Within 10 days thereafter, SIBIA shall have the prior right to purchase all or a portion of such Shares so offered at the price and upon the terms and conditions stated in such notice.

                          (b)     If all of the Shares referred to in said
notice are not purchased by SIBIA, the other Major Shareholders shall have the prior right to purchase on a pro rata basis all (but not less than all unless this requirement is waived by Lilly) of such Shares so offered at the price and upon the terms and conditions stated in such notice within thirty (30) days from the date of delivery of the original notice by Lilly. The pro rata portion which each Major Shareholder shall have the right to purchase shall be determined based on the proportion of shares such Major Shareholder holds in relation to the total number of Shares held by all Major Shareholders desiring to purchase Shares.

                          (c)     If none or only a part of the Shares referred
to in said notice is bid for purchase, as aforesaid, within said 30-day period from the date of delivery of notice by LILLY, LILLY may dispose of all Shares of stock referred to in said notice not so purchased by SIBIA or the other Major Shareholders to any proposed buyer or buyers, but only within a period of 120 days from the date of its first notice; provided, however, that LILLY shall not sell or transfer such Shares at a lower price or on terms more favorable to such buyer than those specified in the original notice. After said 120-day period, the foregoing procedure for first offering Shares to SIBIA and the other Major Shareholders shall again apply.

                          (d)     SIBIA may purchase the Shares as provided in
this Section 5.2; provided, however, that at no time shall SIBIA be permitted to purchase all of its outstanding voting shares. Any sale or transfer or purported sale or transfer of the Shares shall be null and void unless the terms, conditions and provisions of this Section 5 are strictly observed and followed.

                          (e)     Notwithstanding the foregoing, however, SALK
shall have the right, free and clear of the restrictions provided in this
Section 5.2, to sell to any person or entity making an





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equity investment in SIBIA (other than the sale of equity to employees or consultants or pursuant to a public offering registered under the 1933 Act) shares of SIBIA held by SALK for up to one-fifth (1/5) of the amount of such investment being so made in SIBIA.

                 5.3 Legend on Shares. SIBIA shall place a legend on the certificates for its Shares, in the form set forth at subsection 6.2(b) herein, referring to this Agreement and thereby to the restrictions on transfer of such Shares set forth in this Article V.

                 5.4 Consents from Salk and Skandigen. SIBIA agrees to obtain consents from Salk and Skandigen to the provisions of this Article and agrees to execute, along with Salk and Skandigen, any required amendments to the agreements between such parties so as to make such agreements consistent with the provisions of this Article.

                    ARTICLE VI - INVESTMENT REPRESENTATIONS

                 The parties hereto acknowledge that the Shares which are the subject of this Agreement have not been registered under the 1933 Act on the grounds that the sale and issuance of the securities is exempt from registration pursuant to the provisions of Sections 4(1) and 4(2) of the 1933 Act and that the Shares being issued and sold by SIBIA under this Agreement have not been qualified under the California Corporate Securities Act of 1968 (the "1968 Act") on the grounds that the sale and issuance of the Shares hereunder by SIBIA is exempt from qualification pursuant to the provisions of
Section 25102(f) of the 1968 Act. The parties further acknowledge that availability of the foregoing exemption is dependent upon the continuing accuracy of LILLY's representation as set forth hereinafter.

                 6.1      Investment Representations of LILLY.

                          (a)     LILLY represents that the Shares to be
received under this Agreement will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in or otherwise distributing the same, but subject nevertheless to any requirement of the law that the disposition of its property shall at all times be within its control. By executing this Agreement, LILLY further represents that it does not have any contract or arrangement with any person to sell or transfer to such person any of the Shares acquired hereunder.





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                          (b)     LILLY agrees that in no event will it make a
disposition of any of the Shares which are the subject of this Agreement, unless and until (i) it has complied in all respects with the provisions of
Article V herein, and (ii) if requested by SIBIA, it shall have furnished SIBIA with an opinion of counsel reasonably satisfactory to SIBIA and its counsel to the effect that appropriate actions necessary for compliance with the 1933 Act have been taken or that an exemption from the registration requirements of the 1933 Act is available.


                 6.2 Legends. All certificates representing the Shares shall bear the following legends:

                          (a)     THE SHARES REPRESENTED BY THIS CERTIFICATE
HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                          (b)     THE SHARES REPRESENTED BY THIS CERTIFICATE
MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE CORPORATION AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION.

                          (c)     IT IS UNLAWFUL TO CONSUMMATE A SALE OR
TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.


       ARTICLE VII - REGISTRATION RIGHTS UNDER THE SECURITIES ACT OF 1933

                 SIBIA covenants and agrees as follows:

                 7.1 Company Registration. Whenever SIBIA proposes to register any of its Common Stock under the 1933 Act for a public offering for cash, whether as a primary or secondary offering (or pursuant to registration rights granted to holders of other securities of SIBIA), other than a registration relating to employee benefit plans, SIBIA shall, each such time, give LILLY written notice of its intent to do so. Upon the written request of LILLY given within 20 days after mailing of any such notice, SIBIA shall use its best efforts to cause to be included in such registration (and any related qualification under state securities laws) all of the Common Stock of SIBIA held by LILLY





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and which it requested to be registered; provided (i) LILLY agrees to sell such shares in the same manner and on the same terms and conditions as the other Common Stock which SIBIA proposes to register, and (ii) if the registration is to include Common Stock to be sold for the account of SIBIA, the proposed managing underwriter does not advise SIBIA that in its opinion the inclusion of LILLY's shares is likely to affect adversely the success of the offering by SIBIA or the price it would receive, in which case the rights of LILLY shall be as provided in Section 7.3 hereof.

                 7.2      Obligations of SIBIA.  Whenever required under
Section 7.1 to use its best efforts to effect the registration of any of the shares, SIBIA shall, as expeditiously as reasonably possible:

                          (a)     Prepare and file with the SEC a Registration
Statement with respect to such shares and use its best efforts to cause such Registration Statement to become and remain effective; provided, however, SIBIA shall in no event be obligated to cause any such registration to remain effective for more than 90 days;

                          (b)     Prepare and file with the SEC such amendments
and supplements to such Registration Statement and Prospectus used in connection therewith as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement;

                          (c)     Use its best efforts to register and qualify
the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the Registration Statement, provided that SIBIA shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a General Consent to Service of Process in any such states or jurisdictions;

                          (d)     Furnish to LILLY such numbers of copies of a
Prospectus, including a Preliminary Prospectus, in conformity with the requirements of the 1933 Act, and such other documents as LILLY may reasonably request in order to facilitate the disposition of shares owned by it;

                          (e)     Notify LILLY, promptly after it shall receive
notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;





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                          (f)     Notify LILLY or its attorney-in-fact promptly
of any request by the SEC for the amending or supplementing of such Registration Statement or Prospectus or for additional information; and

                          (g)     Advise LILLY or its attorney-in-fact,
promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for the purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                 7.3 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by SIBIA, SIBIA shall not be required to include any of LILLY's securities therein unless LILLY accepts and agrees to the terms of the underwriters selected by SIBIA, and then only in such quantity as will not in the opinion of the underwriters jeopardize the success of the offering by SIBIA. If the total number of shares of stock which LILLY requests to be included in any offering exceeds the number of such shares which the underwriters reasonably believe compatible with the success of the offering, SIBIA shall only be required to include in the offering so many of the shares of stock of LILLY as the underwriters believe will not jeopardize the success of the offering; provided, however, the number of shares of stock of Lilly excluded shall not exceed a pro rata portion based on the proportion of the number of shares of stock of Lilly requested to be included to the total number of shares requested to be included by all shareholders in the offering.

                 7.4 Indemnification. LILLY and SIBIA shall enter into standard form of indemnification agreements with respect to each party indemnifying the other for statements or omissions with respect to said Registration Statement and attributable to such party.

                 7.5 Expenses. All expenses incurred in connection with a registration made in accordance with this Article VII (excluding underwriting commissions and discounts), including without limitation all registration and qualification fees, printing and accounting fees, and fees and disbursements of counsel for SIBIA, shall be borne by SIBIA.

                 7.6 Information. It shall be a condition precedent to the obligations of SIBIA to take any action pursuant to this Article VII, that LILLY shall furnish to SIBIA such information regarding it, the shares held by it, and the intended method of disposition thereof, as SIBIA shall reasonably request and as shall be required in connection with the action to be taken by SIBIA.

                 7.7 Transfer of Registration Rights. The registration rights of LILLY under this Article VII may be transferred to any transferee of LILLY who acquires at least that number of the shares which represents not less than one percent (1%) of SIBIA's outstanding capital stock (on a fully converted basis for any Preferred Stock) at the time of transfer; provided that SIBIA has been given written notice by LILLY at the time of such transfer stating the name and address of the transferee and identifying the shares with respect to which the rights under this Article VII are being assigned.

                 7.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of shares to the public without registration, SIBIA agrees that, at all times after ninety (90) days after the effective date of the first registration statement filed by SIBIA for a public offering of its securities, SIBIA will:

                          (a)     Make and keep public information available,
as those terms are understood and defined in Rule 144 under the 1933 Act; and

                          (b)     So long as Lilly owns any unregistered
shares, furnish to Lilly upon request:

                                  (i)    A written statement by SIBIA that
                                  it has complied with the reporting
                                  requirements of Rule 144, the 1933 Act and the Securities Exchange Act of 1934, as amended;

                                  (ii)   A copy of the most recent annual
                                  or quarterly report of SIBIA; and

                                  (iii) Such reports and documents so filed by SIBIA as Lilly may reasonably request in availing itself of any rule or regulation of the SEC allowing Lilly to sell any such securities without registration.


                      ARTICLE VIII - CONDITIONS TO CLOSING

                 8.1 Conditions to LILLY's Obligations. LILLY's obligation to acquire the Shares at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by LILLY:

                          (a)     The representations and warranties made by
SIBIA in Article IV hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date; and SIBIA shall have performed all obligations and conditions herein required to be performed or observed on or prior to the Closing Date and all documents incident thereto shall be reasonably satisfactory in form and content to LILLY and its counsel. SIBIA shall have delivered to LILLY a certificate dated as of the Closing, signed by SIBIA's President and in a form reasonably acceptable to LILLY, certifying that the conditions set forth in this Subsection 8.1(a) have been satisfied and that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or conditions of SIBIA since December 31, 1991.

                          (b)     SIBIA shall have obtained all consents,
permits and waivers necessary or appropriate for consummation of the transaction contemplated by this Agreement.

                          (c)     At the Closing, the acquisition of the Shares
being issued to LILLY hereunder shall be legally permitted by all laws and regulations to which LILLY and SIBIA are subject, including, but not limited to, federal or state securities or Blue Sky laws applicable to the purchase and sale of the Shares to LILLY.

                          (d)     LILLY shall have received from James E.
Turner, counsel for SIBIA, an opinion, dated as of the Closing, in form and substance reasonably acceptable to LILLY, to the effect that:

                                  (i)  SIBIA is a corporation duly organized,
                          validly existing and in good standing under the laws of the State of Delaware, and SIBIA has the requisite corporate power and authority to own its properties and to conduct its business;

                                  (ii)  SIBIA is qualified to do business in
                          California as a foreign corporation and in all other states or jurisdictions of the United States where its failure to do so would have a mate-rial adverse effect on its business or properties;

                                  (iii)  SIBIA has the requisite corporate
                          power and authority to execute, deliver and perform this Agreement. The Agreement has been duly and validly authorized by SIBIA, duly executed and delivered by an authorized officer of SIBIA and constitutes a legal, valid and binding obligation of SIBIA;

                                  (iv)  the capitalization of SIBIA is as set
                          forth in Subsection 4.2(c);

                                  (v) the certificates representing the Shares are in due and proper form and have been duly and validly executed by the officers of SIBIA named thereon;

                                  (vi)  the execution, delivery, performance
                          and compliance with the terms of this Agreement do not violate any provision under applicable federal, state or local law, rule or regulation or any provision of SIBIA's Articles of Incorporation or By-laws and, to the best of such counsel's knowledge, do no conflict with or constitute a default under the provision of any judgment, writ, decree, order or agreement to which SIBIA is a party or by which it is bound, which conflict or default would be materially adverse to SIBIA, and further, to the best of such counsel's knowledge, SIBIA has not in any way encumbered or mortgaged its property or assets or created or allowed the creation of any material lien thereon;

                                  (vii)  all consents, approvals, orders or
                          authorizations of, and all qualifications, registrations, designations, declarations, or filings with, any federal or state governmental authority required to be made prior to the Closing in connection with the consummation of the transactions contemplated by this Agreement have been obtained, and are effective, as of the Closing and such counsel is not aware of any proceedings, or threat thereof, which question the validity thereof;

                                  (viii)  based in part upon the
                          representations of LILLY, the offer and sale of the Shares pursuant to the terms of this Agreement are exempt from the registration requirements of Section 5 of the 1933 Act by virtue of Section 4(2) thereof and from the qualification requirements of the 1968 Act by virtue of Section 25102(f) thereof;

                                  (ix)  except as may be disclosed in Exhibit
                          A, such counsel is not aware of any action, proceeding or investigation pending against SIBIA or any of its officers, directors, or employees, or that any of the foregoing has received any threat thereof, which questions the validity of this Agreement, or the right of SIBIA or its officers or directors to enter into this Agreement or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, prospects, or affairs of SIBIA, nor is such counsel aware of any litigation pending against SIBIA or any of its officers or directors, or that any of the foregoing has received any threat thereof, by reason of the proposed activities of SIBIA, the past employment relationships of its officers or directors, or negotiations by SIBIA or any of its officers or directors with possible investors in SIBIA or its business; and

                                  (x)  SIBIA's Articles of Incorporation or
                          By-laws are not in violation of any provision of the General Corporation Law of the State of Delaware and, to the best of such counsel's knowledge, SIBIA is not in violation of any provision of such documents.

                          (e)     The obligations imposed pursuant to Section
5.4 shall have been fulfilled.

                 8.2 Conditions to SIBIA's Obligations. The obligation of SIBIA to issue and transfer shares to LILLY at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by SIBIA:

                          (a)     The representations and warranties made by
LILLY in Article IV hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date; and LILLY shall have performed all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date and all documents incidental thereto shall be reasonably satisfactory in form and content to SIBIA and its counsel.

                          (b)     At the Closing, the acquisition of the Shares
by LILLY hereunder shall be legally permitted by laws and regulations to which LILLY and SIBIA are subject.


                        ARTICLE IX - INFORMATION RIGHTS

                 9.1      Financial Statements.

                          (a)     SIBIA shall deliver to LILLY any financial
and other reports required under Delaware and/or California law to be delivered to shareholders of a Delaware corporation operating in California and such other reports as the parties may agree upon. SIBIA shall also deliver to LILLY
(i) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of SIBIA, an income statement for such fiscal year, a balance sheet as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and audited and certified by independent public accountants of nationally recognized standing selected by SIBIA; and (ii) within sixty (60) days of the end of each quarter, an unaudited statement of operations, cash flow analysis and balance sheet for and as of the end of such quarter, such quarterly statements shall also contain the foregoing information on a year to date basis.

                          (b)     SIBIA shall permit LILLY at its expense, to
visit and inspect SIBIA's properties, to examine its books of account and records and to discuss SIBIA's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by them; provided, however, that SIBIA shall not be obligated pursuant to this Section
9.1 to provide any information which it reasonably considers to be a trade secret or similar confidential information, unless LILLY enters into an acceptable confidentiality agreement.


                      ARTICLE X - MISCELLANEOUS PROVISIONS

                 10.1 Agreement is Entire Contract. This Agreement constitutes the entire agreement by and between the parties hereto relating to the subject matter hereof, and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

                 10.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, U.S.A.

                 10.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 10.4 Titles and Subtitles. The titles of the sections and paragraphs of this Agreement are for convenience, and are not to be considered in construing this Agreement.

                 10.5 Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail, by registered or certified mail, addressed to the following addresses, or at such other address as such party may designate by ten (10) days written notice to the other:

                 If to LILLY:

                          Eli Lilly and Company
                          Lilly Corporate Center
                          Indianapolis, IN 46285
                          Attn:  Mr. Ron Henriksen
                          (with a copy to: Mr. J. B. King, General Counsel)

                 If to SIBIA:

                          The Salk Institute Biotechnology/Industrial
                            Associates, Inc.
                          505 Coast Boulevard, South
                          La Jolla, CA 92037
                          Attn:  W. T. Comer, Ph.D., President & CEO

                 If to SALK:

                          The Salk Institute for Biological Studies
                          10010 North Torrey Pines Road
                          La Jolla, CA 92037
                          Attn:  Mr. D. E. Glanz, Executive Vice President

                 If to SKANDIGEN:

                          Skandigen AB
                          Norrlandsgatan 15
                          S-111 43 Stockholm
                          SWEDEN
                          Attn:  Dr. Bertil Aberg, President

                 10.6 Finder's Fees. LILLY hereby agrees to indemnify and hold harmless SIBIA from any liability for any commission or compensation in the nature of investment banking or finder's fees in connection with the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which LILLY or any of its officers, employees or representatives is responsible.

                          SIBIA agrees to indemnify and hold harmless LILLY
from any liability for any commission or compensation in the nature of investment banking or finder's fees in connection with the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which SIBIA or any of its officers, employees or representatives is responsible.

                 10.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be severed from this Agreement as if such provision were not included, and the balance of this Agreement shall be enforceable in accordance with its terms.

                 10.8 Amendment of Agreement. Any provision of this Agreement may be amended only by a written instrument signed by the parties hereto and/or other subsequent holders of a majority of the Series A Common Stock purchased hereunder.

                 10.9 Survival of Warranties. The warranties, representations, and covenants of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject thereof made by or on behalf of LILLY; provided, however, that such warranties, representations and covenants need only be accurate as of the date of such execution and delivery and as of the Closing.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.

                                              ELI LILLY AND COMPANY


ATTEST: /s/                                   By: /s/ JAMES M. CORNELIUS
        ----------------------------              -----------------------------
                                                     James M. Cornelius
                                              Title: V.P. of Finance and
                                                     Chief Financial Officer


                                              THE SALK INSTITUTE BIOTECHNOLOGY/
                                                 INDUSTRIAL ASSOCIATES, INC.


                                              By: /s/ WILLIAM T. COMER
                                                  -----------------------------
                                              Title: President and CEO

                                   EXHIBIT A


                 SIBIA has an existing agreement with CL Pharma dated March 20, 1989 (and since assigned to Hafslund Nycomed Pharma). Information on the SIBIA-CL Pharma agreement, and its relation to an interaction between Lilly and SIBIA on neuronal N-type voltage-dependent calcium channels, has been provided to Lilly and includes:

                 - A copy of the SIBIA-CL Pharma agreement

                 - A letter to Mr. Ronald D. Henrieksen, Director of Business Development at Lilly, from Mr. Michael J. Dunn, Director of Business Development at SIBIA, dated March 26, 1992.

                 - A letter to Dr. William T. Comer, President and CEO of SIBIA, from Mr. David Grant of the law firm McKenna and Fitting, dated April 7, 1992.